EXHIBIT 99.1

SOBRsafe Regains Compliance with Nasdaq Listing Requirements

DENVER, CO – October 31, 2024 / SOBR Safe, Inc. (NASDAQ:SOBR) (“SOBRsafe”), provider of next-generation transdermal alcohol detection solutions, today announced that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), the public float requirement under Nasdaq Listing Rule 5550(a)(4) and the stockholders’ equity requirement (the “Equity Rule”) under Nasdaq Listing Rule 5550(b)(1), as required by the Nasdaq Hearings Panel decision dated August 2024. Accordingly, the Company's common stock will continue to be listed and trade on The Nasdaq Capital Market under the symbol “SOBR”.

The Company will be subject to a mandatory monitoring period of one year from the letter of compliance dated October 30, 2024 from the Nasdaq Listing Qualifications staff (the “Staff”). If within that one-year monitoring period, the Staff finds the Company again out of compliance with the Equity Rule, the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded a cure or compliance period. Instead, the Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing.

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About SOBRsafe™

Alcohol misuse is the fourth leading cause of preventable death in America, and the seventh worldwide. Yet prevention and monitoring solutions have not kept pace with this epidemic. Legacy technologies are invasive and inefficient, unhygienic and unconnected. There has to be a better way.

Enter SOBRsafe™. Our advanced transdermal (touch-based) technology detects and instantaneously reports the presence of alcohol as emitted through a user’s skin - no breath, blood or urine sample is required. With a powerful backend data platform, SOBRsafe provides next generation, passive detection technology for the behavioral health, judicial and consumer markets, and for licensing and integration.

The SOBRsafe technology is commercially available for point-of-care screening (SOBRcheck) and continuous monitoring (SOBRsure). At SOBRsafe, our mission is to create better outcomes and save lives. To learn more, visit www.sobrsafe.com.

Contact SOBRsafe:

IR@sobrsafe.com

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Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

SOURCE: SOBR Safe, Inc.

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